            As Filed with the Securities and Exchange Commission on May 13, 1996
                                                               File No. 333
                                                                           -----
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                            OMEGA ENVIRONMENTAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                                 91-1499751
(State or Other Jurisdiction of                                    (IRS Employer
 Incorporation or Organization)                                       ID No.)

                            19805 North Creek Parkway
                            Bothell, Washington 98041
                    (Address of Principal Executive Offices)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                           LOUIS J. TEDESCO, PRESIDENT
                            OMEGA ENVIRONMENTAL, INC.
                            19805 North Creek Parkway
                            Bothell, Washington 98041
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                      of Agent for Service: (206) 486-4800

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [X]

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                       Proposed     Proposed
         Title of                       Maximum      Maximum
        Securities        Amount       Offering     Aggregate       Amount of
           to be           to be         Price      Offering      Registration
        Registered      Registered     Per Share      Price            Fee
- --------------------------------------------------------------------------------
Common Stock,
$0.0025 par value(1)   1,000,000 shs   $3.00(2)    $3,000,000       $1,034.48
================================================================================

(1)              Includes the options, issued or issuable for such common stock.
(2)              Calculated pursuant to Rule 457(h).

================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents heretofore filed by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") with the Securities and Exchange Commission are incorporated herein by reference.

                  (1) The Company's Annual Report Form 10-K for the fiscal year ended March 31, 1995;

                  (2) The Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 1995, September 30, 1995, and December 31, 1995;

                  (3) The Company's Registration Statement on Form 8-A, dated May 27, 1992.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is not deemed to be filed under said provisions. Any statement made in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  The Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Delaware General Corporation Law Section 145 provides that the Registrant may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of the Registrant, except, in certain circumstances, for negligence or misconduct in the performance of his duty to the Registrant. If the director or officer is successful in his suit he is entitled to indemnification for expenses, including attorney fees. The Company's Certificate of Incorporation eliminates director's liability to stockholders or the Company for monetary damages arising out of certain breaches by the directors of their fiduciary duty of care. Finally, Article Ninth of the Registrant's Certificate of Incorporation eliminates director's liability to stockholders or the Company for monetary damages arising out of certain breaches by the directors of their fiduciary duty of care. Finally, Article Ninth of the Registrant's Certificate of Incorporation and
Article III, Section 13, of the Registrant's ByLaws provides for indemnification of the Registrant's officers and directors, except in case of gross negligence or willful misconduct, if they are a party to an action because they were an officer or director. The Company also has indemnification agreements with the officers and directors.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

      Exhibit
      Number
      -------

                 5.        Opinion of Jeffer, Mangels, Butler & Marmaro, LLP

                15.        Letter of KPMG Peat Marwick, LLP

                24.1       Consent of KPMG Peat Marwick, LLP

                24.2       Consent of Jeffer, Mangels, Butler & Marmaro, LLP (See Exhibit 5)

ITEM 9.           UNDERTAKINGS

A.                Rule 415 Offering.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Filings incorporating subsequent Exchange Act documents by reference.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                Indemnification of Officers and Directors.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 8th day of May, 1995.

                                    OMEGA ENVIRONMENTAL, INC.



                                    By:   /S/ Louis J. Tedesco
                                          -------------------------------------
                                          LOUIS J. TEDESCO
                                          Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                        TITLE                                DATE
- -------------------------------------------------   -----------------------------------------------  ----------------
/S/ Louis J. Tedesco                                Chief Executive Officer,                          May 8, 1996
- -------------------------------------------------   President and Director (Principal
LOUIS J. TEDESCO                                    Executive Officer)


/S/ Leo L. Azure, Jr.                               Chairman of the Board of Directors                May 8, 1996
- -------------------------------------------------
LEO L. AZURE, JR.


/S/ Dan E. Steigerwald                              Chief Financial Officer (Principal                May 8, 1996
- -------------------------------------------------   Financial Officer)
DAN E. STEIGERWALD


/S/ Bradley S. Powell                               Corporate Controller (Principal                   May 8, 1996
- -------------------------------------------------   Accounting Officer)
BRADLEY S. POWELL


/S/ Edgar S. Brower                                 Director                                          May 9, 1996
- -------------------------------------------------
EDGAR S. BROWER


/S/ Douglas R. Rogers                               Director                                          May 8, 1996
- -------------------------------------------------
DOUGLAS R. ROGERS


/S/ Edward J. O'Sullivan                            Director                                          May 9, 1996
- -------------------------------------------------
EDWARD  J. O'SULLIVAN

/S/ Steve Sarich, Jr.                               Director                                          May 9, 1996
- -------------------------------------------------
STEVE SARICH, JR.

                                INDEX TO EXHIBITS

Sequentially
Exhibit Number                     Description                          Pages
- --------------                     -----------                          -----

        5.                 Opinion of Jeffer, Mangels, Butler
                           & Marmaro, LLP re legality

       15.                 Letter of KPMG Peat Marwick, LLP

       24.1                Consent of KPMG Peat Marwick, LLP